SECOND AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT dated as of September 3, 2013 to the Distribution Agreement, dated as of September 14, 2007, as amended October 1, 2009 (the "Agreement"), is entered into by and among PROSPECTOR FUNDS, INC., a Maryland corporation, (the “Company”), QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor”) and PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROSPECTOR FUNDS, INC.	QUASAR DISTRIBUTORS, LLC

By: /s/ Peter N. Perugini	By: /s/ James R. Schoenike

Name: Peter N. Perugini	Name: James R. Schoenike

Title: Treasurer	Title: Executive Vice President

PROSPECTOR PARTNERS ASSET MANAGEMENT, LLC

By: /s/ Peter N. Perugini

Name: Peter N. Perugini

Title: CFO

Amended Exhibit B to the Distribution Agreement – Prospector Funds, Inc.
QUASAR DISTRIBUTORS, LLC - REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE at October 1, 2012

Regulatory Distribution Annual Services Per Fund*
•  1.0 basis point on all assets subject to the cap
•  Minimum annual fee
•  $ first fund, capped at $ XXX
•  $ XXX each additional fund, capped at $ XXX

Advertising Compliance Review/FINRA Filings
Standard Advertising Compliance Review
▪ $ XXX per communication piece for the first 10 pages (minutes if tape or video); $ XXX /page (minute if tape or video) thereafter.
▪ $ XXX FINRA filing fee per communication piece for the first 10 pages (minutes if tape or video); $ XXX /page (minute if tape or video) thereafter.  [FINRA filing fee subject to change.]
      (FINRA filing fee may not apply to all communication pieces)

Expedited Advertising Compliance Review
▪ $ XXX for the first 10 pages (minutes if audio or video); $ XXX /page (minute if audio or video) thereafter, 24 hour initial turnaround.
▪ $ XXX FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $ XXX /page (minute if audio or video) thereafter.  [FINRA filing fee subject to change.]
      (3 day turnaround IF accepted by FINRA, FINRA filing fee may not apply to all communication pieces)
  •  Quasar Expedited Service – Available upon request; ask for quote

Licensing of Investment Advisor’s Staff (if required)
•  $ XXX per year per registered representative
•  Quasar is limited to these licenses for sponsorship:  Series, 6, 7, 24, 26, 27, 63, 66
•  Plus any FINRA and state fees for registered representatives, including license and renewal fees.

Fund Fact Sheets
•  Design - $ XXX per fact sheet, includes first production
•  Production - $ XXX per fact sheet per production period
•  All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.

Plus Out-Of-Pocket Expenses – Including but not limited to typesetting, printing and distribution of prospectuses and shareholder reports, production, printing, distribution and placement of advertising and sales literature and materials, engagement of designers, free-lance writers and public relations firms, long-distance telephone lines, services and charges, postage, overnight delivery charges, FINRA registration fees, record retention, travel, lodging and meals and all other out-of-pocket expenses.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
Prospector Partners Asset Management, LLC

By: /s/ Peter N. Perugini

Name: Peter N. Perugini

Title: CFO	Date: 9/5/13

Amended Exhibit B (continued) to the Distribution Agreement – Prospector Funds, Inc.
CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at October 1, 2012

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:

  •  Business Line Functions Supported
    •  Fund Administration and Compliance
    •  Transfer Agent and Shareholder Services
    •  Fund Accounting
    •  Custody Services
    •  Securities Lending Services
    •  Distribution Services
  •  Daily Resource to Fund CCO, Fund Board, Advisor
  •  Provide USBFS/USB Critical Procedures & Compliance Controls
  •  Daily and Periodic Reporting
  •  Periodic CCO Conference Calls
  •  Dissemination of Industry/Regulatory Information
  •  Client & Business Line CCO Education & Training
  •  Due Diligence Review of USBFS Service Facilities
  •  Quarterly USBFS Certification
  •  Board Meeting Presentation and Board Support
  •  Testing, Documentation, Reporting

Annual Fee Schedule*
  • $ XXX per service line per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
Prospector Partners Asset Management, LLC

By: /s/ Peter N. Perugini

Name: Peter N. Perugini

Title: CFO	Date: 9/5/13